UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: April 29, 2009

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2009, the Compensation Committee of the Board of Directors of General Moly, Inc. (the “Company”) approved a form of Stay Bonus Agreement between the Company and certain employees of the Company, including Bruce D. Hansen, the Company’s Chief Executive Officer; David A. Chaput, the Company’s Chief Financial Officer; Robert I. Pennington, the Company’s Vice President of Engineering and Construction; and Gregory E. McClain, the Company’s Vice President of Business Development (the “Covered Executives”).

The Stay Bonus Agreements provide for the payment of a cash bonus to each Covered Executive if he remains continuously employed by the Company from May 7, 2009 through January 1, 2011.  The cash bonus amounts for the Covered Executives are as follows:

Name	Bonus Amount
Bruce D. Hansen	$262,500
David A. Chaput	$112,500
Robert I. Pennington	$125,000
Gregory E. McClain	$100,000

Each cash bonus shall be reduced by applicable withholding amounts for taxes and payroll deductions.  Payment of the bonuses shall be made in a lump sum on a date determined by the Company, which shall be within sixty (60) days after January 1, 2011, except as may otherwise be required by Section 409A of the Internal Revenue Code of 1986, as amended.

A form of the Stay Bonus Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Form of Stay Bonus Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: May 8, 2009	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer